UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2024

KINTARA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd Suite 150
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 350-4364

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Kintara Therapeutics, Inc. (the “Company”) previously designated (a) 5,000,000 shares of preferred stock as Special Voting Preferred Stock (the “Special Voting Preferred Stock”) and (b) 1,000,000 shares of preferred stock as Series B Preferred Stock (the “Series B Preferred Stock”).

The Company filed Withdrawals of Designation relating to the Special Voting Preferred Stock and the Series B Preferred Stock with the Secretary of State of Nevada and terminated the designation of its Special Voting Preferred Stock on July 12, 2024 and Series B Preferred Stock on July 12, 2024. At the time of the filing of the Withdrawals of Designation, no shares of any of the previously designated Special Voting Preferred Stock and Series B Preferred Stock were outstanding. The Withdrawals of Designation were effective upon filing, and eliminated from the Company’s Articles of Incorporation all matters set forth in the previously-filed Certificates of Designation with respect to the previously designated Special Voting Preferred Stock and Series B Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate, Amendment or Withdrawal of Designation, relating to the Special Voting Preferred Stock, filed with the Secretary of State of Nevada on July 12, 2024
3.2	Certificate, Amendment or Withdrawal of Designation, relating to the Series B Preferred Stock, filed with the Secretary of State of Nevada on July 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTARA THERAPEUTICS, INC.

Date:	July 12, 2024	By:	/s/ Robert E. Hoffman
Name: Robert E. Hoffman Title: Chief Executive Officer